Exhibit 10.1

FIRST AMENDMENT TO COOPERATION AGREEMENT

This First Amendment to the Cooperation Agreement (this “Amendment”), dated as of May 3, 2023, is by and among Elliott Associates, L.P., a Delaware limited partnership, Elliott International, L.P., a Cayman Islands limited partnership, and Elliott International Capital Advisors Inc., a Delaware corporation (each, an “Elliott Party,” and together, the “Elliott Parties”), and Cardinal Health, Inc., an Ohio corporation (the “Company”). The Cooperation Agreement, dated as of September 5, 2022, was entered into by and among the Elliott Parties and the Company (the “Cooperation Agreement”). Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Cooperation Agreement.

Pursuant to Section 18 of the Cooperation Agreement, the Cooperation Agreement may be amended only by an agreement in writing executed by the Company and the Elliott Parties. In consideration of and reliance upon the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Elliott Parties and the Company agree as follows:

1. Amendment of Section 2(a) of the Cooperation Agreement. Section 2(a) of the Cooperation agreement is amended by replacing the date “July 15, 2023” with the date “July 15, 2024” and all references to the defined term “Cooperation Period” in the Cooperation Agreement shall take account of such amendment.

2. No Other Modifications. Except as provided in Section 1 of this Amendment, no other modification of the Cooperation Agreement is intended to be effected by this Amendment and the Cooperation Agreement, as amended by this Amendment, shall remain in full force and effect.

3. Voidness of this Amendment. This Amendment shall be void and of no effect if: (a) the Investor Designee is not nominated for re-election at the 2023 Annual Meeting by the Board; and (b) the Board does not recommend that the shareholders of the Company vote to re-elect the Investor Designee at the 2023 Annual Meeting.

4. Representations and Warranties of the Company. The Company represents and warrants to the Elliott Parties as follows: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Amendment and to consummate the transactions contemplated by this Amendment; (b) this Amendment has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms; and (c) the execution, delivery and performance of this Amendment by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

5. Representations and Warranties of the Elliott Parties. Each Elliott Party represents and warrants to the Company as follows: (a) such Elliott Party has the power and authority to execute, deliver and carry out the terms and provisions of this Amendment and to consummate the transactions contemplated by this Amendment; (b) this Amendment has been duly and validly authorized, executed and delivered by such Elliott Party, constitutes a valid and binding obligation and agreement of such Elliott Party and is enforceable against such Elliott Party in accordance with its terms; and (c) the execution, delivery and performance of this Amendment by such Elliott Party does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such Elliott Party, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such Elliott Party is a party or by which it is bound.

6. Governing Law. THIS AMENDMENT WILL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF OHIO WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

7. Counterparts. This Amendment may be executed in one or more counterparts and by scanned computer image (such as .pdf), each of which will be deemed to be an original copy of this Agreement.

8. No Third-Party Beneficiaries. This Amendment is solely for the benefit of the Company and the Elliott Parties and is not enforceable by any other persons.

9. Entire Understanding; Amendment. This Amendment, the Cooperation Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Amendment. This Amendment may be amended only by an agreement in writing executed by the Company and the Elliott Parties.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized signatories of the parties as of the date of this Amendment.

ELLIOTT PARTIES

ELLIOTT ASSOCIATES, L.P.

By:	Elliott Capital Advisors, L.P., as General Partner

By:	Braxton Associates, Inc., as General Partner

By:	/s/ Elliot Greenberg

Name:	Elliot Greenberg
Title:	Vice President

ELLIOTT INTERNATIONAL, L.P.

By:	Elliott International Capital Advisors Inc., as Attorney-in-Fact

By:	/s/ Elliot Greenberg

Name:	Elliot Greenberg
Title:	Vice President

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

By:	/s/ Elliot Greenberg

Name:	Elliot Greenberg
Title:	Vice President

* * * *

THE COMPANY

Cardinal Health, Inc.

By:	/s/ Jason Hollar

Name:	Jason Hollar
Title:	President and Chief Executive Officer

[Signature Page to the First Amendment to the Cooperation Agreement]